Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises to Discuss Company Strategy and Opportunities
at ICR Conference

Company announces Q4 preliminary revenue slightly above guidance with full financial results to be announced Feb. 14

PROVO, Utah — Jan. 8, 2024 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced President and CEO Ryan Napierski and Chief Financial Officer James D. Thomas will present at the ICR Conference on Tuesday, Jan. 9. They will participate in a moderated fireside chat to discuss company strategy and the state of the business, including Q4 preliminary revenue slightly above its guidance range driven by the launch of ageLOC WellSpa iO in many markets, seasonal promotions in China and continued performance of Rhyz.

The company's presentation will be webcast live beginning at 2:30 p.m. ET. Those wishing to access the event can visit the Nu Skin Investor Relations page at ir.nuskin.com. The archive of the webcast will be available at this same location through Tuesday, Jan. 23.

The company will release fourth quarter and full year 2023 results after the market closes on Wednesday, Feb. 14. The Nu Skin management team will host a conference call with the investment community later that same day at 5 p.m. ET. The webcast of the conference call, including the financial information presented, will be available on the investor relations page of the company's website at ir.nuskin.com. A replay of the webcast will be available at the same location through Wednesday, Feb. 28.

About Nu Skin Enterprises Inc.
The Nu Skin Enterprises Inc. (NYSE: NUS) family of companies includes Nu Skin and Rhyz Inc. Nu Skin is an integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by nearly 40 years of scientific research, the company’s products help people look, feel and live their best with brands including Nu Skin® personal care, Pharmanex® nutrition and ageLOC® anti-aging, which includes an award-winning line of beauty device systems. Rhyz is the strategic investment arm of Nu Skin Enterprises. Formed in 2018, Rhyz is a synergistic ecosystem of consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include statements of management's expectations regarding the company's fourth-quarter revenue. The forward-looking statements involve risks and uncertainties that could cause actual results and outcomes to differ materially from the forward-looking statements expressed herein, including completion of the Company's closing and audit procedures, which may necessitate material adjustments to the preliminary revenue estimate, and other risks and uncertainties that are set forth in the documents the Company has filed with the Securities and Exchange Commission. The forward-looking statements set forth the Company's beliefs as of the date that such information was first provided, and the Company assumes no duty to update the forward-looking statements contained in this report to reflect any change except as required by law.

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577